Exhibit 99.1

           Leiner Health Products Reports Second Quarter 2006 Results;
                        Product Rotation Plan Completed

    CARSON, Calif.--(BUSINESS WIRE)--Nov. 2, 2005--Leiner Health Products Inc. today announced its financial results for the second quarter ended September 24, 2005.
    Net sales for the quarter were $168.9 million compared to $165.0 million for the same period in fiscal 2005, a 2.4% increase. For the first six months of fiscal 2006, net sales totaled $314.5 million compared to $321.0 million in the first half of fiscal 2005, a 2.1% decrease.
    Leiner reported a net loss of $1.4 million for the quarter, compared to net income of $5.4 million for the same period in fiscal 2005. The decrease in net income for the second quarter of fiscal 2006 was primarily the result of reduced gross margins due to: 1) the transition in product mix from higher margin Vitamin E to lower margin joint care in the VMS category and 2) lower plant volumes from the company's inventory reduction initiative which began in the fourth quarter of fiscal 2005. Consequently, gross profit for the second quarter of fiscal 2006 was $29.5 million compared to $43.6 million for the same period in fiscal 2005.
    For the first six months of fiscal 2006, Leiner recognized a net loss of $5.6 million, compared to a net loss of $62.4 million in the first half of fiscal 2005, which included $87.4 million of recapitalization charges.
    Credit Agreement EBITDA for the quarter was $22.2 million, compared to $21.4 million for the same period in fiscal 2005. For the first six months of fiscal 2006, Credit Agreement EBITDA was $31.4 million, compared to $41.0 million during the first half of fiscal 2005. Credit Agreement EBITDA is a financial measure used in the company's Credit Agreement, which required Leiner to have met a Consolidated Indebtedness to Credit Agreement EBITDA Leverage Ratio and a Credit Agreement EBITDA to Consolidated Interest Expense Ratio. Leiner was in compliance with these financial covenants as of September 24, 2005. As previously announced, the Company's financial covenants were amended through unanimous approval by its secured lenders, effective September 23, 2005 (Credit Agreement Amendment). Credit Agreement EBITDA is a non-GAAP measure that should not be considered an alternative to income from operations or net income
(loss) as a measure of operating results or cash flows as a measure of liquidity. See the "Calculation of Credit Agreement EBITDA" on page six for a reconciliation of Credit Agreement EBITDA to net income computed under U.S. generally accepted accounting principles (GAAP).
    Robert Kaminski, Chief Executive Officer, commented, "On September 26, we announced the closing of the Pharmaceutical Formulations, Inc.
(PFI) acquisition and the completion of our Credit Agreement Amendment. I want to express our appreciation to both the Company's lenders and our equity sponsors for their continued support of Leiner's vision. The full participation of our equity holders in contributing $13.0 million to support the PFI acquisition and the positive terms of the Credit Agreement Amendment are evidence of the confidence we share in the Company's future plans.
    "In the short term, the business has absorbed the impact of product rotation and inventory rebalancing. These factors are clearly reflected in our first half results. The Company's 'customer first' philosophy has never been more evident. We have emerged as a leading store brand pain management supplier focused on customer quality and in-stock first, believing our own rewards will follow. During the quarter, the Company's point of sale (POS) to customer inventory ratio increased and plant production returned to a more normalized level.
    "Additionally, the initial results of the National Institutes of Health GAIT study (Glucosamine/Chondroitin Arthritis Intervention Trial) appear to be quite favorable to our expanded natural joint care franchise. Details should be available in the next few weeks. We are excited about the potential in this product category and the position we have established for Leiner in the marketplace."

    Conference Call Information

    Leiner will conduct a conference call on Thursday, November 3, 2005 at 11:00 a.m. Eastern time to discuss second quarter-2006 results. The public is invited to attend. The dial-in number for the call is 706-634-0167. The call is also being webcast and can be accessed through the "Investor Information" section of the company's website, www.leiner.com. For those who cannot listen to the live broadcast, a telephone replay of the call will be available from November 3, at 2:00 p.m. Eastern Time through November 10, 2005, and can be accessed by dialing 706-645-9291, conference ID #1883940. An archived webcast will also be available on Leiner's website.
    Additional information regarding Leiner's fiscal 2006 will be contained in the company's Quarterly Report on Form 10-Q, which will be posted on the company's website, www.leiner.com, by 5:00 p.m. PST, November 9, 2005. The Quarterly Report on Form 10-Q will also be available through the SEC's website, www.sec.gov.

    About Leiner Health

    Founded in 1973, Leiner Health Products, headquartered in Carson, Calif., is America's leading manufacturer of store brand vitamins, minerals, and nutritional supplements and its second largest supplier of over-the-counter pharmaceuticals in the food, drug, mass merchant and warehouse club (FDMC) retail market, as measured by retail sales. Leiner provides nearly 40 FDMC retailers with over 3,000 products to help its customers create and market high quality store brands at low prices. It also is the largest supplier of vitamins, minerals and nutritional supplements to the US military. Leiner markets its own brand of vitamins under YourLife(R) and sells over-the-counter pharmaceuticals under the Pharmacist's Formula(R) name. Last year, Leiner produced 27 billion doses that help offer consumers high quality, affordable choices to improve their health and wellness.

    Forward-looking Statement

    This press release contains "forward-looking statements" that are subject to risks and uncertainties. These statements often include words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or similar expressions. These statements are only predictions. In addition to risks and uncertainties noted in this press release, there are risks and uncertainties that could cause the company's actual operating results to differ materially from those anticipated by some of the statements made. Such risks and uncertainties include: (i) slow or negative growth in the vitamin, mineral, supplement or over-the-counter pharmaceutical industry; (ii) adverse publicity regarding the consumption of vitamins, minerals, supplements or over-the-counter pharmaceuticals; (iii) increased competition; (iv) increased costs; (v) increases in the cost of borrowings and/or unavailability of additional debt or equity capital;
(vi) changes in general worldwide economic and political conditions in the markets in which the company may compete from time to time; (vii) the inability of the company to gain and/or hold market share of its customers; (viii) exposure to and expenses of defending and resolving product liability claims and other litigation; (ix) the ability of the company to successfully implement its business strategy; (x) the inability of the company to manage its operations efficiently; (xi) consumer acceptance of the company's products; (xii) introduction of new federal, state, local or foreign legislation or regulation or adverse determinations by regulators; (xiii) the mix of the company's products and the profit margins thereon; and (xiv) the availability and pricing of raw materials. The company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.


                      LEINER HEALTH PRODUCTS INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                               UNAUDITED
                        (dollars in thousands)

                              Three months ended    Six months ended
                              ------------------- --------------------
                              September September  September September
                              25, 2004  24, 2005   25, 2004  24, 2005
                              --------- --------- ---------- ---------
Net sales                     $165,043  $168,935   $321,046  $314,522
Cost of sales                  121,401   139,438    236,528   262,722
                              --------- --------- ---------- ---------

Gross profit                    43,642    29,497     84,518    51,800
Marketing, selling and
 distribution expenses          14,993    14,251     29,672    28,035
General and administrative
 expenses                        9,494     8,276     18,744    16,257
Research and development
 expenses                        1,148     1,354      2,431     2,445
Amortization of other
 intangibles                        80        10        160        20
Recapitalization expenses        1,980         -     87,356         -
Other operating (income)
 expense                           498       (36)       928       605
                              --------- --------- ---------- ---------

Operating income (loss)         15,449     5,642    (54,773)    4,438
Interest expense, net            8,037     8,911     16,453    17,540
                              --------- --------- ---------- ---------

Income (loss) before income
 taxes                           7,412    (3,269)   (71,226)  (13,102)
Provision for (benefit from)
 income taxes                    2,015    (1,836)    (8,815)   (7,474)
                              --------- --------- ---------- ---------

Net income (loss)                5,397    (1,433)   (62,411)   (5,628)

Accretion on preferred stock         -         -    (39,211)        -
                              --------- --------- ---------- ---------

Net income (loss) attributable
 to common shareholder          $5,397   $(1,433) $(101,622)  $(5,628)
                              ========= ========= ========== =========



                      LEINER HEALTH PRODUCTS INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
               (dollars in thousands, except share data)


ASSETS                                               March   September
                                                   26, 2005   24, 2005
                                                   --------- ---------
                                                             Unaudited
Current assets:
  Cash and cash equivalents                         $16,951    $9,737
  Accounts receivable, net of allowances of $3,113
   and $4,358 at March 26, 2005 and September 24,
   2005, respectively                                80,250    61,292
  Inventories                                       164,910   154,896
  Income tax receivable                               2,310    10,677
  Prepaid expenses and other current assets          17,492    17,834
                                                   --------- ---------
    Total current assets                            281,913   254,436
Property, plant and equipment, net                   65,554    71,633
Goodwill                                             52,317    52,443
Other noncurrent assets                              17,014    18,542
                                                   --------- ---------

    Total assets                                   $416,798  $397,054
                                                   ========= =========

LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities:
  Accounts payable                                 $101,639   $72,854
  Accrued compensation and benefits                   9,634     8,035
  Customer allowances payable                         9,576     9,890
  Accrued interest                                    9,093     9,896
  Other accrued expenses                             13,304    16,392
  Current portion of long-term debt                   5,536     5,091
                                                   --------- ---------

    Total current liabilities                       148,782   122,158
Long-term debt                                      390,990   401,992
Other noncurrent liabilities                              -       156
                                                   --------- ---------

    Total liabilities                               539,772   524,306
Commitments and contingencies
Common stock, $0.01 par value; 3,000,000 shares
 authorized, 1,000 issued and outstanding at
 March 26, 2005 and September 24, 2005                    -         -
Capital in excess of par value                          469       479
Accumulated deficit                                (126,357) (131,985)
Accumulated other comprehensive income                2,914     4,254
                                                   --------- ---------

    Total shareholder's deficit                    (122,974) (127,252)
                                                   --------- ---------

    Total liabilities and shareholder's deficit    $416,798  $397,054
                                                   ========= =========




                     LEINER HEALTH PRODUCTS INC.
                Calculation of Credit Agreement EBITDA
                        (dollars in thousands)

                              Three months ended     Six months ended
                             --------------------  -------------------
                             September  September  September September
                              25, 2004   24, 2005  25, 2004   24, 2005
                             ---------- ---------  --------- ---------
Net income (loss)               $5,397   $(1,433)  $(62,411)  $(5,628)
Provision for (benefit from)
 income taxes                    2,015    (1,836)    (8,815)   (7,474)
Interest expense, net            8,037     8,911     16,453    17,540
Depreciation and amortization    3,300     3,901      6,679     7,956
Recapitalization expenses (1)    1,980         -     87,356         -
Asset write-down (2)                 -         -          -     5,659
Non-cash stock compensation
 expense (3)                         -         5          -        10
Expenses related to permitted
 acquisition (4)                     -       301          -       323
Expenses related to joint
 care and other products (5)         -    12,400          -    12,400
Management fees (6)                658       (68)     1,776       604
                             ---------- ---------  --------- ---------
Credit Agreement EBITDA (7)    $21,387   $22,181    $41,038   $31,390
                             ========== =========  ========= =========

(1) Represents consulting, transaction, legal and accounting fees associated with the May 2004 Recapitalization in fiscal 2005. These fees were included as a separate item in the condensed statement of operations.
(2) Represents the establishment of a reserve for anticipated customer returns and the reduction of the carrying value of inventory related to certain branded products in the first quarter of fiscal 2006. This charge resulted in a reduction to gross profit in the condensed consolidated statement of operations for the first six months ended September 24, 2005.
(3) Non-cash compensation expenses are included in the general and administrative expenses in the condensed consolidated statement of operations.
(4) Represents internal expenses incurred in connection with the agreement to purchase substantially all of the OTC assets of PFI, which are included in the general and administrative expenses in the condensed consolidated statement of operations.
(5) Represents add back of expense incurred in connection with the joint care customer in-stock investments, inventory reduction impact and other expenses as stipulated in the Credit Agreement Amendment. These expenses resulted in a reduction to gross profit in the condensed consolidated statement of operations for current and prior periods.
(6) Management fees are included in other operating expenses in the condensed consolidated statement of operations.
(7) Credit Agreement EBITDA is calculated in accordance with the definitions contained in our Amendment described under "Credit Agreement EBITDA."



    CONTACT: Leiner Health Products Inc.
             Rob Reynolds, 310-952-1511
             or
             Lippert/Heilshorn & Assoc.
             Jody Burfening/Harriet Fried, 212-838-3777